SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT TO REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 19, 1996
                Date of Report (Date of earliest event reported)


                       CHILDREN'S BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


         Minnesota                      0-21534                 41-1663712
(State or other jurisdiction      (Commission File No.)    (IRS Employer ID No.)
   of incorporation)


                             724 First Street North
                          Minneapolis, Minnesota 55401
                    (Address of principal executive offices)


                                 (612) 338-3300
              (Registrant's telephone number, including area code)

The undersigned registrant hereby amends the following items, financial statements, pro forma financial information and exhibits, if any, or other portions of its Form 8-K Report filied June 19, 1996, as set forth in the pages attached hereto.



         Item 7.  Financial Statements and Exhibits.

                  (a)  Financial Statements of Business Acquired.

                           Financial statements required to be filed pursuant to
                           Item 7 of Form 8-K filed June 19, 1996, for Radio Elizabeth, Inc.

                  (b)  Pro Forma Financial Information.

                           Pro forma financial information required to be filed pursuant to Item 7 of Form 8-K filed June 19, 1996, for Children's Broadcasting Corporation.

                  (c)  Exhibits

                           Consent of Smolin, Lupin & Co., P.A.


The Board of Directors and Stockholder
Radio Elizabeth, Inc.
T/A WJDM - 1530 AM
9 Caldwell Place
Elizabeth, New Jersey 07201

                          INDEPENDENT AUDITORS' REPORT

      We have audited the accompanying balance sheet of Radio Elizabeth, Inc. T/A WJDM - 1530 AM (Debtor in Possession) as of April 30, 1995, 1994 and 1993, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the management of Radio Elizabeth, Inc. T/A WJDM - 1530 AM (Debtor in Possession). Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radio Elizabeth, Inc. T/A WJDM - 1530 AM (Debtor in Possession) as of April 30, 1995, 1994, and 1993, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Smolin, Lupin & Co., P.A.
SMOLIN, LUPIN & CO., P.A.

November 27, 1995

The Board of Directors and Stockholder
Radio Elizabeth, Inc.
T/A WJDM - 1530 AM
9 Caldwell Place
Elizabeth, New Jersey 07201

      We have reviewed the accompanying balance sheet of Radio Elizabeth, Inc. T/A WJDM - 1530 AM as of March 31, 1996, and the related statements of income and accumulated deficit, and cash flows for the eleven months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Radio Elizabeth, Inc. T/A WJDM - 1530 AM.

      A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

      The accompanying March 31, 1995 financial statements were compiled by us in accordance with Statement and Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statements information that is the representation of the management of Radio Elizabeth, Inc. T/A WJDM - 1530 AM. We have not audited or reviewed the March 31, 1995 financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


/s/ Smolin, Lupin & Co., P.A.
SMOLIN, LUPIN & CO., P.A.


West Orange, New Jersey
November 6, 1996

                              RADIO ELIZABETH, INC.
                               T/A WJDM - 1530 AM

                                 BALANCE SHEETS

                                     ASSETS
                                                                 April 30,               March 31    March 31,
                                                         ------------------------          1995          1996
                                                            1994           1995        (Unaudited)    (Unaudited)
                                                         ---------      ---------       ----------    ----------
                                                                (Audited)
CURRENT ASSETS:
  Cash and Cash Equivalents                              $   6,288      $  85,077       $   94,002    $  169,893
  Accounts Receivable                                       56,845         59,110           25,318        87,446
  Due from Stockholder                                     255,633        255,633          255,633        70,073
                                                         ---------      ---------       ----------    ----------
       Total Current Assets                                318,766        399,820          374,953       327,412
                                                         ---------      ---------       ----------    ----------

EQUIPMENT:
  Tower Equipment                                          148,993        148,993          148,993       246,482
  Equipment                                                137,164        137,164          137,164       137,164
                                                         ---------      ---------       ----------    ----------
     Total                                                 286,157        286,157          286,157       383,646
     Less:  Accumulated Depreciation                       193,993        208,737          207,509       231,558
                                                         ---------      ---------       ----------    ----------
                                                            92,164         77,420           78,648       152,088
                                                         ---------      ---------       ----------    ----------

BROADCASTING LICENSE                                           --             --              --          26,351
                                                         ---------      ---------       ----------    ----------

            TOTAL ASSETS                                 $ 410,930      $ 477,240       $  453,601    $  505,851
                                                         =========      =========       ==========    ==========

                   LIABILITIES AND STOCKHOLDER'S (DEFICIENCY)

CURRENT LIABILITIES:
  Accounts Payable and Accrued Expenses                  $   3,956      $  95,668       $   10,398    $  149,316
  Payroll Taxes Payable                                      2,082          1,455            5,410         6,156
  Customer Deposits                                          9,613          1,515            4,568           869
  State Income Taxes                                            41             91               93            --
  Liabilities Subject to Compromise - Current
   Portion                                                    --               --           82,080       875,727
                                                         ---------      ---------       ----------    ----------
       Total Current Liabilities                            15,692         98,729          102,549     1,032,068
                                                         ---------      ---------       ----------    ----------

LIABILITIES SUBJECT TO COMPROMISE:
  Notes Payable in Default                                 406,640        406,640          406,640          --
  Unsecured Accounts Payable                               211,095        211,095          191,954          --
  Accrued Interest on Defaulted Notes                       77,405         98,932           68,921          --
  Payroll Taxes Payable                                    172,169        172,169          139,230          --
  Accrued Penalties and Interest on Payroll
   Taxes Payable                                             7,024         22,949           21,622          --
                                                          --------       --------       ----------    ----------
       Total Liabilities Subject to Compromise             874,333        911,785          828,367          --
                                                          --------       --------       ----------    ----------

COMMITMENTS

STOCKHOLDER'S (DEFICIENCY):
  Common Stock - No Par Value; 425 Shares
   Authorized; 250 Shares Issued and
   Outstanding                                              75,000         75,000           75,000        75,000
  Accumulated Deficit - Since July 11, 1995 in
   Connection with Reorganization                             --              --               --        (72,105)
  Accumulated Deficit - Prior to Reorganization           (554,095)      (608,274)        (552,315)     (529,112)
                                                          --------       --------       ----------    ----------
                                                          (479,095)      (533,274)        (477,315)     (526,217)
                                                          --------       --------       ----------    ----------

          TOTAL LIABILITIES AND STOCKHOLDER'S
           (DEFICIENCY)                                   $ 410,930     $ 477,240       $  453,601    $  505,851
                                                          =========     =========       ==========    ==========

See notes to financial statements.




                              RADIO ELIZABETH, INC.
                               T/A WJDM - 1530 AM

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT



                                                 Year End  Year Ended April 30,        Eleven Months Ended March 31,
                                               ----------------------------------      -----------------------------
                                                 1993          1994           1995           1995          1996
                                               (Audited)     (Audited)      (Audited)     (Unaudited)   (Unaudited)
                                               ---------     ---------      ---------      ---------     ---------
REVENUE                                        $ 423,024     $ 434,135      $ 405,470      $ 365,236     $ 377,746


OPERATING EXPENSES                               467,213       509,112        389,459        335,172       335,558
                                               ---------     ---------      ---------      ---------     ---------


INCOME (LOSS) FROM OPERATIONS                    (44,189)      (74,977)        16,011         30,064        42,188
                                               ---------     ---------      ---------      ---------     ---------


OTHER INCOME AND (EXPENSE):
  Interest Income                                   --            --             --              194         1,309
  Interest Expense                               (32,531)      (33,606)       (40,786)       (28,117)      (37,211)
                                               ---------     ---------      ---------      ---------     ---------
                                                    --            --             --          (27,923)      (35,902)
                                               ---------     ---------      ---------      ---------     ---------


INCOME (LOSS) BEFORE REORGANIZATION ITEMS
 AND STATE INCOME TAXES                          (76,720)     (108,583)       (24,775)         2,141         6,286
                                               ---------     ---------      ---------      ---------     ---------


REORGANIZATION ITEMS:
  Interest Earned on Accumulated Cash
   Resulting from Chapter 11 Proceedings            --            --              510            317           771
  Professional Fees                                 --          (2,000)       (29,329)          --            --
                                               ---------     ---------      ---------      ---------     ---------
       Total Reorganization Items                   --          (2,000)       (29,329)          --            --
                                               ---------     ---------      ---------      ---------     ---------

INCOME (LOSS) BEFORE STATE INCOME TAXES          (76,720)     (110,583)       (54,104)         2,458         7,057


STATE INCOME TAXES                                    75          --               75             77          --
                                               ---------     ---------      ---------      ---------     ---------


NET INCOME (LOSS) FOR THE PERIOD                 (76,795)     (110,583)       (54,179)         2,381         7,057


ACCUMULATED DEFICIT


BALANCE - Beginning                             (366,717)     (443,512)      (554,095)      (554,696)     (608,274)
                                               ---------     ---------      ---------      ---------     ---------


BALANCE - Ending                               $(443,512)    $(554,095)     $(608,274)      (552,315)     (601,217)
                                               =========     =========      =========       ========      ========

See notes to financial statements.



                              RADIO ELIZABETH, INC.
                               T/A WJDM - 1530 AM

                            STATEMENTS OF CASH FLOWS

                                                             Year Ended April 30,           Eleven Months Ended March 31,
                                                     -----------------------------------    ----------------------------
                                                        1993         1994         1995           1995         1996
                                                     (Audited)    (Audited)    (Audited)    (Unaudited)   (Unaudited)
                                                     ---------    ---------    ---------      --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Profit (Loss) for the Period                   $ (76,795)   $(110,583)   $ (54,179)      $   2,381    $   7,057
  Adjustments to Reconcile Net Loss to Net
   Cash Provided by Operating Activities:
    Bad Debts Expense                                   38,934       41,382       10,535          41,382       14,895
    Depreciation                                        15,734       15,731       14,744          13,515       22,820
  Net Change in Operating Assets and Liabilities:
    Accounts Receivable                                  8,414      (45,842)     (12,800)         (9,855)     (43,231)
    Accounts Payable and Accrued Expenses               25,179       71,695       91,712           5,842       53,648
    Payroll Taxes Payable                                  (15)       2,082         (627)          3,328        4,701
    Customer Deposits                                    2,912        6,699       (8,098)         (5,045)        (646)
    State Income Taxes Payable                              35            6           50              52          (91)
    Unsecured Accounts Payable - Subject to
     Compromise                                           --           --           --              --        (91,142)
    Accrued Interest on Defaulted Notes - Subject
     to Compromise                                        --         13,736       21,527          21,516        5,411
    Payroll Taxes Payable - Subject to
     Compromise                                           --           --           --              --        (32,939)
    Accrued Penalties and Interest on Payroll
     Taxes Payable - Subject to Compromise                --          7,024       15,925          14,598       10,613
                                                     ---------    ---------    ---------       ---------    ---------

       Net Cash Provided by Operating Activities        14,398        1,930       78,789          87,714       23,096
                                                     ---------    ---------    ---------       ---------    ---------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Broadcasting License                        --           --           --              --        (26,351)
  Purchase of Tower Equipment                             --           --           --              --        (97,489)
  Loan to Stockholder                                   (9,075)      (2,000)        --              --        (74,440)
  Repayment by Stockholder                                --           --           --              --        260,000
                                                     ---------    ---------    ---------       ---------    ---------


       Net Cash Provided by (Used by)
        Investing Activities                            (9,075)      (2,000)        --              --         61,720
                                                     ---------    ---------    ---------       ---------    ---------


NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                        5,323          (70)      78,789          87,714       84,816


CASH AND CASH EQUIVALENTS - Beginning                    1,035        6,358        6,288           6,288       85,077
                                                     ---------    ---------    ---------       ---------    ---------


CASH AND CASH EQUIVALENTS - Ending                   $   6,358    $   6,288    $  85,077       $  94,002    $ 169,893
                                                     =========    =========    =========       =========    =========

See notes to financial statements.



                              RADIO ELIZABETH, INC.
                               T/A WJDM - 1530 AM

                          NOTES TO FINANCIAL STATEMENTS

         MARCH 31, 1996 (UNAUDITED) AND DECEMBER 31, 1995 (AUDITED) AND
             APRIL 30, 1995 (AUDITED) AND APRIL 30, 1994 (AUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Nature of Business:

                  Radio Elizabeth, Inc. T/A WJDM - 1530 AM is a 1,000 watt AM radio station broadcasting during daylight hours. The station reaches approximately 1.9 million people in eight Northern New Jersey Counties, Staten Island, parts of Brooklyn, Upper West Manhattan and Eastern Queens. During August of 1994, Radio Elizabeth, Inc. T/A WJDM - 1530 AM changed its broadcasting format from golden oldies to ethnic and religious programming.

         Bankruptcy Petition:

                  On November 1, 1993, Radio Elizabeth, Inc. T/A WJDM - 1530 AM filed a petition for relief under Chapter 11 of the Federal Bankruptcy Code. Under Chapter 11, certain claims against the Debtor in existence prior to the filing are stayed while the Debtor continues business as a Debtor in Possession. These claims are reflected in the balance sheet as "Liabilities Subject to Compromise". A Plan of Reorganization was approved July 11, 1995 (see Note 8).

         Cash and Cash Equivalents:

                  Management considers all highly liquid debt instruments purchased with a maturity of ninety days or less to be cash equivalents (see Note 2).

         Accounts Receivable:

                  The Company makes no provision for doubtful accounts. When an account becomes uncollectible, it is then charged directly to current operations. The Company's management believes that all material accounts receivable will be collected.

         Property and Equipment:

                  Property and Equipment are recorded at cost and are being depreciated over their estimated useful lives using both accelerated and straight-line methods.

         Use of Estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

          Fair Value of Financial Instruments:

                  Accounts receivable, accounts payable and accrued expenses are carried on the accompanying balance sheet at amounts which approximate their fair value.


NOTE 2 - CASH AND CASH EQUIVALENTS:

         Cash and cash equivalents consist of the following:

                                                    April 30            March 31,   March 31,
                                                 1994      1995          1995          1996
                                                ------   -------       -------       --------
          Operating Accounts                    $6,288   $ 7,157        $26,082)     $  6,321


          Money Market - United Jersey Bank
           interest approximately 2.2%              --    77,920        67,920         12,432

          Certificate of Deposit - United
           Jersey Bank, interest approximately
           4.90%                                    --       --            --         151,140
                                                ------   -------       -------       --------
                                  TOTAL         $6,288   $85,077       $94,002       $169,893
                                                ======   =======       =======       ========

NOTE 3 - DUE FROM STOCKHOLDER:

                  Monies advanced to the stockholder of the Corporation do not bear interest and are expected to be repaid within the current year (see Note 9).


NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE:

                  On November 1, 1993, Radio Elizabeth, Inc. T/A WJDM - 1530 AM filed a petition for relief under Chapter 11 of the Federal Bankruptcy Code. These claims are as follows:

                                                                                        April 30,         March 31,     March 31,
                                                                                    1994         1995       1995          1996
                                                                                  --------     --------   --------      --------
              Notes Payable in Default:

              Note Payable - Summit Bank - with interest at 2% above the bank's prime rate secured by accounts receivable, equipment, the
               stockholder's personal residence in Springfield, New Jersey, and an apartment unit in New York City, and prohibits the issuance of any additional common stock without the prior written consent of
               the bank.                                                          $350,000     $350,000   $350,000      $350,000

              Note Payable - Summit Bank - with interest at 2% above the bank's prime rate secured by accounts receivable, equipment, the
               stockholder's personal residence in Springfield, New Jersey, and an apartment unit in New York City, and prohibits the issuance of any additional common stock without the prior written consent of
               the bank.                                                            50,000       50,000     50,000        50,000

              Note Payable - Summit Bank - with interest at 2% above the bank's prime rate secured by accounts receivable, equipment, the
               stockholder's personal residence in Springfield, New Jersey, and an apartment unit in New York City and prohibits the issuance of any additional common stock without the prior written consent of
               the bank.                                                             6,640        6,640      6,640         6,640

              Accrued Interest on Defaulted Notes                                   77,405       98,932     98,921       104,343
                                                                                  --------     --------   --------      --------

                   Total Secured Claims                                           $484,045     $505,572   $505,561      $510,983

              Unsecured Accounts Payable                                          $211,095     $211,095   $211,095      $191,953

              Payroll Taxes Payable                                               $172,169     $172,169   $172,169      $139,230

              Accrued Penalties and Interest on
               Payroll Taxes Payable                                                 7,024       22,949     21,622        33,561
                                                                                  --------     --------   --------      --------

              Total Liabilities Subject To Compromise                              874,333      911,785    910,447       875,727

              Less:  Current Portion                                                    --           --     82,080       875,727
                                                                                  --------     --------   --------      --------
              Total Liabilities Subject to
               Compromise - Long-Term                                             $874,333     $911,785   $828,367      $     --
                                                                                  ========     ========   ========      ========



NOTE 5 - COMMITMENTS:

                  The Company leases its operating facilities on a month-to-month basis at $1,675, per month. The Company leases parking facilities on a month-to-month basis at $100, per month. The Company also leases its tower transmitting site under a long-term lease expiring March 2000 with a CPI index adjustment after every five years. The current monthly base rent is $375.

         Rent expense was $20,750, $26,775 and $26,010 for the years ended
         April 30, 1993, 1994 and 1995 resepctively, and $25,585 and $25,383 for the eleven months ended March 31, 1995 and 1996 respectively.

                  The Company's future minimum lease payments under the above lease agreement are as follows:

                    Period Ended
                      March 31,
                    ------------
                        1997                           $ 5,244
                        1998                             5,244
                        1999                             5,244
                        2000                             1,311
                                                       -------
                                                       $17,043



                  The Company has also entered into contracts to purchase additional tower equipment for the 1660 AM band. The total due on these contracts at March 31, 1996 is $21,077. This amount is included in accounts payable and accrued expenses.


NOTE 6 - INCOME TAXES:

                  The Company, as of March 31, 1996, has unused Federal and State operating loss carryforwards of approximately $350,296 and $352,270, which may be applied against future taxable income expiring in 2008 and 2001, respectively.


NOTE 7 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                  Cash paid for interest was $18,000, $8,400 and $8,400 for the years ended April 30, 1993, 1994 and 1995 resepectively and $6,600 and $31,800 for the eleven months ended March 31, 1995 and 1996 respectively. Cash paid for state income taxes was $50, $0, and $25 for the years ended April 30, 1993, 1994 and 1995 and $25 and $97 for the eleven months ended March 31, 1995 and 1996 respectively


NOTE 8 - PLAN OF REORGANIZATION:

                  On July 11, 1995, the Bankruptcy Court confirmed the Company's Plan of Reorganization. The confirmed plan provides for the following:

         Secured Debt:

                  The Company secured debt of $510,983, including accrued interest, to Summit Bank at March 31, 1996 was paid in full in June 1996 (see Note 9).

         Priority Tax Claims:

                  Payroll and withholding taxes of $172,791, including accrued penalties and interest at March 31, 1996 were paid in full in June 1996 (see Note 9).

         Unsecured General Creditors:

                  The $191,953 claims of general unsecured creditors at March 31, 1996 were paid in full in June 1996 (see Note 9).


NOTE 9 - SUBSEQUENT EVENTS:

                  The Company's stockholder has sold his common stock to Children's Broadcasting Corporation of Minneapolis, Minnesota for $10 million effective June 1, 1996. A portion of the proceeds has been used to fully satisfy all outstanding debt of the Company, and to repay the stockholder loan (see Note 3). It is the intention of Children's Broadcasting Corporation to use the expanded 1660 AM Band to broadcast its children's radio programming which is directed to pre-teenage children and their families. The current stockholder will be allowed to continue to operate the 1530 AM Band up to a maximum of five years as permitted by the Federal Communications Commission under an LMA which was entered into at closing.



        Unaudited pro forma financial position as if the acquisitions had occurred March 31, 1996 would be:

                                                 Radio     Pro forma         Combined      Wolphin    Pro forma
                                      CBC      Elizabeth   Adjustments         Total    Broadcasting  Adjustments        Total
                                  -----------  ----------  -----------      -----------  ----------   ----------      -----------
March 31, 1996:

  Current assets                  $16,868,827  $  327,412  $      --        $17,196,239  $   57,729   $  (57,729)(2)  $17,196,239
  Deffered expenses                 1,978,890                                 1,978,890                                 1,978,890
  Property and equipment            3,033,401     152,088      137,912 (1)    3,323,401       8,588      306,412 (2)    3,638,401
  Broadcast licenses                4,913,259      26,351   10,801,688 (1)   15,741,298     273,465      911,535 (2)   16,926,298
  Other assets                      1,305,215                                 1,305,215                                 1,305,215
                                  -----------  ----------  -----------      -----------  ----------   ----------      -----------
    Total assets                  $28,099,592  $  505,851  $10,939,600      $39,545,043  $  339,782   $1,160,218      $41,045,043
                                  ===========  ==========  ===========      ===========  ==========   ==========      ===========

  Current liabilities             $ 3,062,072  $1,032,068  $(1,032,168)(1)  $ 3,061,972  $   74,805   $  (74,805)(2)  $ 3,061,972
  Long-term debt                      662,447                                   662,447                                   662,447
  Other liabilities                    50,899                                    50,899                                    50,899
  Redeemable convertible                                                                                                        0
     preferred stock                2,286,386                                 2,286,386                                 2,286,386
  Shareholders' equity (deficit)   22,037,788    (526,217)  11,971,768 (1)   33,483,339     264,977    1,235,023 (2)   34,983,339
                                  -----------  ----------  -----------      -----------  ----------   ----------      -----------

    Total liabilities and
       shareholders' equity       $28,099,592  $  505,851  $10,939,600      $39,545,043  $  339,782   $1,160,218      $41,045,043
                                  ===========  ==========  ===========      ===========  ==========   ==========      ===========


Pro forma adjustments to financial position:

(1) Purchase accounting adjustments associated with the acquisition of Radio Elizabeth, Inc.,including: (i) adjustment of property and equipment to a fair market value of $290,000 (ii) seller obligation to repay all liabilities out of the proceeds of the sale totalling $1,032,068 at March 31, 1996; (iii) common stock valued at $11,500,000 to be issued to finance the purchase and (iv) $10,828,039 of broadcast license value purchased, allocated $750,000 to 1530 AM and $10,087,039 to 1660 AM.

(2) Purchase accounting adjustments associated with the acquisition of Wolpin Broadcasting Company,including: (1) seller to retain title to all current assets
(ii) adjustment of existing property and equipment to a fair market value of $75,000 and record land purchased in conjunction with the acquisition valued at $240,000 (iii) $1,185,000 of broadcast license value purchased (iv) seller obligation to repay all liabilities out of the proceeds of the sale totalling $74,805 at March 31, 1996; and (iii) common stock valued at $1,500,000 to be issued to finance the purchase.



                           Children's      Radio                        Pro Forma      Wolpin                       Pro Forma
                          Broadcasting   Elizabeth,    Pro Forma        Including    Broadcasting   Pro Forma       Including
                           Corporation     Inc.        Adjustments        REI          Company     Adjustments     REI and WPC
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Year Ended December 31, 1995:

Revenues                   $ 5,106,545  $   405,173    $  (405,173)(1) $ 5,112,545   $   566,041   $               $ 5,678,586
                                                             6,000 (4)                                                    --
Operating expenses          10,006,059      421,167       (421,167)(1)  10,006,059       475,028        66,275(5)   10,547,362
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Income (loss) from
  operations                (4,899,514)     (15,994)        21,994      (4,893,514)       91,013       (66,275)     (4,868,776)
Reorganization items                        (28,751)        28,751 (1)       --             --            --              --
Interest expense, net       (1,208,263)     (35,480)        35,480 (1)  (1,208,263)         --            --        (1,208,263)
Income taxes                                    (55)            55 (1)       --             --            --              --
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Net Income (loss)          $(6,107,777) $   (80,280)   $    86,280     $(6,101,777)  $    91,013   $   (66,275)    $(6,077,039)
                           ===========  ===========    ===========     ===========   ===========   ===========     ===========
Net loss per share         $     (2.22)                                                                            ($     1.59)
                           ===========                                                                             ===========
Weighted average number
  of shares outstanding      2,815,500                                                                               3,815,500
                           ===========                                                                             ===========


Three Months Ended March 31, 1996:

Revenues                   $ 1,216,023  $    78,964    $   (78,964)(1) $ 1,217,523   $   106,674   $      --       $ 1,324,197
                                                             1,500                                                        --
Operating expenses           2,823,990       90,798        (90,798)(1)   2,823,990       121,785        85,781       3,031,556
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Income (loss) from
  operations                (1,607,967)     (11,834)        13,334 (1)  (1,606,467)      (15,111)      (85,781)     (1,707,359)
Reorganization items              --           --             --              --            --            --
Interest expense, net         (267,906)      (9,998)         9,998 (1)    (267,906)         --                        (267,906)
Income taxes                      --           --             --              --            --
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Net Income (loss)          $(1,875,873) $   (21,832)   $    23,332     $(1,874,373)  $   (15,111)  $   (85,781)    $(1,975,265)
                           ===========  ===========    ===========     ===========   ===========   ===========     ===========
Net loss per share         $     (0.63)                                                                            $     (0.50)
                           ===========                                                                             ===========
Weighted average number
  of shares outstanding      3,062,500                                                                               4,062,500
                           ===========                                                                             ===========


Pro forma adjustments to operations:

        (1) Eliminate the revenue and operating expenses related to the operation of radio station WJDM 1530 AM to give effect for the local programming agreement.

        (2) The acquired broadcast license for 1660 AM valued at $10,078,039 will be amortized over an estimated useful life of 20 years beginning with the issuance of a license covering the new 1660 AM frequency. As a result, no pro forma adjustment has been recorded for amortization expense associated with the purchase broadcast license.

        (3) LMA fees to be paid by CBC to the seller of $80,000 per month, will begin with the commencement of broadcast operations on the new 1660 AM frequency and continue until FCC approval for the transfer of the broadcast license is received by CBC. As a result, no pro forma adjustment has been recorded for this expense.

        (4) LMA fee of $500 per month paid by the seller to CBC for the continued rights to broadcast on 1530 AM.

        (5) Reflects an adjustment to depreciation and amortization expense related to property and equipment and broadcast licenses acquired from Wolpin Broadcasting Company as if the transaction had occurred on January 1, 1995. Straight-line depreciation is calculated over eight years for equipment and the broadcast license is amortized over a twenty year life.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CHILDREN'S BROADCASTING
                                       CORPORATION



Date:  November 12, 1996                  By /s/ James G. Gilbertson
                                             -----------------------
                                              James G. Gilbertson
                                              Executive Vice President and Chief
                                              Financial Officer